   As filed with the Securities and Exchange Commission on September __, 2003
                                                           Reg. No. 333-________

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                           MOORE WALLACE INCORPORATED
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                 Canada                                98-0154502
      (State or other jurisdiction                    (IRS Employer
   of incorporation or organization)             Identification Number)

                                6100 Vipond Drive
                      Mississauga, Ontario, Canada L5T 2X1
               (Address of Principal Executive Offices) (Zip Code)

                           MOORE WALLACE INCORPORATED
                             INDUCEMENT OPTION GRANT
                            (Full title of the plan)

                             THEODORE J. THEOPHILOS
        Executive Vice President-Business & Legal Affairs, and Secretary
                           MOORE WALLACE INCORPORATED
                               1200 Lakeside Drive
                              Bannockburn, IL 60015
                     (Name and address of agent for service)
                                 (847) 607-6000
          (Telephone number, including area code, of agent for service)

                         CALCULATION OF REGISTRATION FEE

                                                       PROPOSED
                                                       MAXIMUM
TITLE OF           AMOUNT TO BE   PROPOSED             AGGREGATE         AMOUNT OF
SECURITIES         REGISTERED     MAXIMUM OFFERING     OFFERING          REGISTRATION
TO BE REGISTERED   (1)            PRICE PER SHARE(2)   PRICE(2)          FEE
----------------   ---            ------------------   --------          ---
Common Shares,       250,000      $14.785              $3,696,250        $300
no par value

(1) This Registration Statement shall also cover any additional Common Shares which become issuable under the terms of the agreement attached hereto by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without Registrant's receipt of consideration which results in an increase in the number of outstanding shares of the Registrant's Common Shares.

(2) Estimated solely for the purpose of calculating the registration fee required by Section 6(b) of the Securities Act, in accordance with Rule 457(c).

                                     PART II
                           INFORMATION REQUIRED IN THE
                             REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE

The following documents, previously filed with the Securities and Exchange Commission (the "Commission"), are incorporated herein by reference:

      (a) The Annual Report of Moore Corporation Limited (now known as Moore Wallace Incorporated) (the "Registrant" or the "Corporation") on Form 10-K for the fiscal year ended December 31, 2002, except Items 7 and 8;

      (b) All other reports filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act") since the end of the fiscal year covered by the foregoing Annual Report;

      (c) The description of the Corporation's Common Shares, no par value, which is contained in a registration statement filed under the Exchange Act, including any amendment or report filed for the purpose of updating such description.

All documents filed by the Corporation pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, are deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the respective filing dates of such documents (such documents, and the documents referred to in (a)-(c) above, being hereinafter referred to as "Incorporated Documents").

Any statement contained in an Incorporated Document shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed Incorporated Document modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4. DESCRIPTION OF SECURITIES

Not Applicable.

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL

Not Applicable.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS

Under the Canada Business Corporations Act (the "CBCA"), a corporation may indemnify a director or officer, a former director or officer or a person who acts or acted at the corporation's request as a director or officer or an individual acting in a similar capacity of another entity (an "indemnifiable person"), against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, reasonably incurred by him or her in respect of any civil, criminal, administrative, investigative or other proceeding in which he or she is involved because of that association with the corporation or other entity, if: (i) he or she acted honestly and in good faith with a view to the best interests of such corporation (or the other entity, as the case may be); and (ii) in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, he or she had reasonable grounds for believing that his or her conduct was lawful. An indemnifiable person is also entitled under the CBCA to indemnity from the corporation in respect of all costs, charges and expenses reasonably incurred by him or her in connection with the defense of any civil, criminal, administrative, investigative or other proceeding to which he or she is subject because of his or her association with the corporation (or other entity, as the case may be) if he or she was not judged by the court or other competent authority to have committed any fault or omitted to do anything that he or she ought to have done and he or she fulfills the conditions set out in (i) and (ii) above. A corporation may, with the approval of a court, also indemnify an indemnifiable person in respect of an action by or on behalf of the corporation or other entity to procure a judgment in its favor, to which such person is made a party by reason of being or having been a director or an officer of the corporation or other entity, if he or she fulfills the conditions set forth in (i) and (ii), above.

As permitted by the CBCA, the Corporation's bylaws require the Corporation to indemnify directors or officers of the Corporation, former directors or officers of the Corporation or other individuals who, at the Corporation's request, act or acted as directors or officers or in a similar capacity of another entity against all costs, charges, and expenses reasonably incurred

(including amounts paid to settle an action or satisfy a judgment) in respect of any civil, criminal, administrative, investigative or other proceeding in which they are involved because of their association with the Corporation or the other entity.

To be entitled to indemnification, the Corporation's bylaws state that such persons must have acted honestly and in good faith with a view to the best interest of the Corporation or the other entity as the case may be, and, in any criminal or administrative action or proceeding that is enforced by a monetary penalty, they must have had reasonable grounds for believing that their conduct was lawful. The bylaws also authorize the Corporation to advance money to such individual for costs, charges and expenses of any such proceeding but only upon receipt of an undertaking that he or she will repay the same if it is ultimately determined that such party is not entitled to indemnification. In the case of an action by or on behalf of the Corporation or the other entity, as the case may be, to procure a judgment in its favor to which the person is made a party because of the person's association with the Corporation or the other entity, as the case may be, if the individual fulfills the conditions set out in the Corporation's bylaws, the Corporation shall seek and obtain an approval of a court before indemnifying the person against costs, charges and expenses he or she reasonably incurred in connection with such action or prior to advancing any moneys to such individual.

The rights of indemnification provided by the Corporation's bylaws are not exhaustive and are in addition to any rights to which a director or officer may otherwise be entitled by contract or as a matter of law. Irrespective of the provisions of the bylaws of the Corporation, the Corporation may, at any time and from time to time, indemnify directors, officers, employees and other persons to the full extent permitted by the provisions of applicable law at the time in effect, whether on account of past or future transactions.

The CBCA does not permit any limitation of a director's liability other than in connection with the adoption of an unanimous shareholder agreement which restricts certain powers of the directors. If such an unanimous shareholders agreement is adopted, the parties who are given the power to manage or supervise the management of the business and affairs of the corporation under such agreement assume all of the liabilities of a director under the CBCA. The Corporation has not adopted an unanimous shareholder agreement.

ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED

Not applicable.

ITEM 8. EXHIBITS

The Exhibits accompanying this Registration Statement are listed on the accompanying Exhibit Index.

ITEM 9. UNDERTAKINGS

(a) The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities
Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement.

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Stamford, State of Connecticut, as of this 29th day of September, 2003.

                                         MOORE WALLACE INCORPORATED

                                         By: s/ Theodore J. Theophilos
                                             -----------------------------------

                                             Theodore J. Theophilos
                                             Executive Vice President,
                                             Business and Legal
                                             Affairs, and Secretary

PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT, THIS REGISTRATION STATEMENT HAS BEEN SIGNED BELOW BY THE FOLLOWING PERSONS AS OF SEPTEMBER 29, 2003 IN THE CAPACITIES INDICATED.

            SIGNATURE                                     TITLE
            ---------                                     -----
/s/ Mark A. Angelson                          Chief Executive Officer and
-------------------------------------         Director
          MARK A. ANGELSON                    (Principal Executive Officer)

/s/ Mark S. Hiltwein                          Executive Vice President and
-------------------------------------         Chief Financial Officer
          MARK S. HILTWEIN                    (Principal Financial Officer)

/s/ Richard T. Sansone                        Senior Vice President and
-------------------------------------         Controller
         RICHARD T. SANSONE                   (Principal Accounting Officer)

/s/ Robert F. Cummings, Jr.                   Director
-------------------------------------
       ROBERT F. CUMMINGS, JR.

/s/ Ronald J. Daniels                         Director
-------------------------------------
          RONALD J. DANIELS

/s/ Alfred C. Eckert                          Chairman of the Board
-------------------------------------
         ALFRED C. ECKERT III

/s/ Joan D. Manley                            Director
-------------------------------------
           JOAN D. MANLEY

/s/ John C. Pope                              Director
-------------------------------------
            JOHN C. POPE

/s/ Michael T. Riordan                        Director
-------------------------------------
         MICHAEL T. RIORDAN

/s/ Lionel J. Schipper                        Director
-------------------------------------
         LIONEL H. SCHIPPER

/s/ John W. Stevens                           Director
-------------------------------------
          JOHN W. STEVENS

Pursuant to the requirements of Section 6(a) of the Securities Act of 1933, the registrant has duly caused this registration statement or amendment thereto to be signed on its behalf by the undersigned, solely in his capacity as the duly authorized representative of the registrant in the United States, in the City of Stamford, State of Connecticut, on September 29, 2003.

                                    MOORE WALLACE INCORPORATED


                                          /s/ Theodore J. Theophilos
                                    By:
                                        ----------------------------------------
                                          Theodore J. Theophilos,
                                          Executive Vice
                                          President-Business & Legal Affairs
                                          and Secretary

             INDEX TO EXHIBITS TO REGISTRATION STATEMENT ON FORM S-8

Exhibit
Number      Description of Exhibit
------      ----------------------
4.1         Articles of Continuance (incorporated by reference to Exhibit 3.1 to the Registration Statement on Form S-3/A No. 333-82728 filed on June
            20, 2002).

4.2 Certificate of Amendment to Articles of Continuance (incorporated by reference to Exhibit 3.1 to the Quarterly Report on Form 10-Q for the quarter ended June 30, 2003)

4.3 By-laws (incorporated by reference to Exhibit 3.2 to the Registrant's Registration Statement on Form S-4/A filed on April 14,
            2003).

4.4         Form of Inducement Option Agreement*

5.1 Opinion of Osler Hoskin & Harcourt LLP as to validity of common shares.*

23.1        Consent of PricewaterhouseCoopers LLP.*

23.2        Consent of Deloitte & Touche LLP.*

23.3 Consent of Osler Hoskin & Harcourt LLP (included in Exhibit 5.1 hereto)*

* Filed herewith